Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion in the Registration Statement (Form S-1 No. 333-                ) and related Prospectus of TAC Acquisition Corp. dated March 17, 2005 of our report dated March 15, 2005 on our audit of the March 14, 2005 financial statements.

/s/ Eisner LLP

New York, New York

March 17, 2005